Exhibit 4(i)

FOURTH SUPPLEMENTAL INDENTURE

BETWEEN

BANK OF AMERICA CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

DATED AS OF FEBRUARY 23, 2017

Supplementing the Indenture for Subordinated Debt Securities dated as of January 1, 1995, as supplemented by a First Supplemental Indenture dated as of August 28, 1998,
Second Supplemental Indenture dated as of January 25, 2007,
and
Third Supplemental Indenture dated as of February 23, 2011

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of February 23, 2017 (the “Fourth Supplemental Indenture”), between BANK OF AMERICA CORPORATION, a Delaware corporation (the “Company”), having its principal office at 100 North Tryon Street, Charlotte, North Carolina 28255, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as successor Trustee (the “Trustee”) under the Indenture referred to herein.
W I T N E S S E T H:

WHEREAS, NationsBank Corporation, predecessor of the Company, and BankAmerica National Trust Company, predecessor trustee, previously entered into an Indenture for Subordinated Debt Securities, dated as of January 1, 1995 (the “Base Indenture”), which has been supplemented by a First Supplemental Indenture dated as of August 28, 1998, a Second Supplemental Indenture dated as of January 25, 2007 and a Third Supplemental Indenture dated as of February 23, 2011 (each, a “Supplemental Indenture” and together, the “Supplemental Indentures” and the Base Indenture as so supplemented by the Supplemental Indentures, the “Indenture”);

WHEREAS, Section 10.01(e) of the Base Indenture provides that without the consent of any holders of Securities, the Company, when authorized by or pursuant to a Board Resolution (as defined in Section 1.01 of the Base Indenture), and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of modifying, eliminating or adding to any of the provisions of the Indenture, provided that any such change or elimination shall not apply to any Security Outstanding at the time of such change;

WHEREAS, the Company desires to enter into an indenture supplemental to the Indenture for the purposes of (a) adding to the list of particular terms of the Securities that may be established pursuant to Section 2.03(b) of the Indenture, (b) modifying certain provisions of the Indenture relating to events of default and remedies and to the permitted consolidation or merger of the Company and sale or conveyance of all or substantially all of the Company’s assets and (c) making certain other modifications as set forth herein, in each case for all Securities to be issued on or after the date of such supplemental indenture;
WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture;
WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Fourth Supplemental Indenture have been satisfied; and
WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed that the Indenture is supplemented and amended to the extent and for the purposes expressed herein, as follows:

ARTICLE I
CAPITALIZED TERMS
Section 1.1    Definition of Terms.
For purposes of this Fourth Supplemental Indenture,
(a)    terms defined in the Base Indenture or any Supplemental Indenture have the same meaning when used in this Fourth Supplemental Indenture unless otherwise specified herein;
(b)    a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;
(c)    the singular includes the plural and vice versa; and
(d)    headings are for convenience of reference only and do not affect interpretation.
ARTICLE II
AMENDMENTS TO THE INDENTURE
Section 2.1    Section 1.01 of the Base Indenture is hereby amended by inserting the following new defined term immediately after the definition of “Senior Indebtedness” in the Base Indenture:
“Subsidiary:
The term “Subsidiary” shall mean any Person of which more than 50% of the voting power of the outstanding ownership interests (excluding ownership interests entitled to voting power only by reason of the happening of a contingency) shall at the time be owned, directly or indirectly, by the Company, or one or more Subsidiaries, or by the Company and one or more Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions).”
Section 2.2    Section 2.03(b) of the Indenture is hereby amended as follows:

(a)	The word “and” at the end of the current Section 2.03(b)(20) of the Indenture is deleted.

(b)	The following is inserted as new Section 2.03(b)(21):

“(21) any addition to, elimination of or other change in the Events of Default or covenants, or to the definition of “Default” set forth in Section 6.03, in each case with respect to the Securities of such series, including making Events of Default, Defaults or covenants inapplicable or changing the remedies available to holders of the Securities of such series upon an Event of Default or a Default; and”

(c)	The current Section 2.03(b)(21) of the Indenture is renumbered to 2.03(b)(22), and otherwise is not modified by this Fourth Supplemental Indenture.
Section 2.3    Section 3.04 of the Base Indenture is hereby amended by inserting the phrase “or Default” after each occurrence of the phrase “Event of Default.”
Section 2.4    Section 6.01 of the Base Indenture is hereby amended as follows:

(a)
The phrase “Except as may otherwise be specified as contemplated by Section 2.03(b) for Securities of any series,” is inserted before the phrase “The term “Event of Default,”” in the first sentence of the first paragraph of current Section 6.01.

(b)	The word “or” at the end of current Section 6.01(a) of the Base Indenture is deleted.

(c)	The phrase “; or” is added after current Section 6.01(b) of the Base Indenture.

(d)	The following is inserted as new Section 6.01(c):
“(c) any other Event of Default provided with respect to Securities of such series.”
Section 2.5    Section 6.02 of the Base Indenture is hereby amended by inserting the phrase “Unless otherwise specified as contemplated by Section 2.03(b) with respect to the Securities of a series,” before the phrase “If an Event of Default occurs and is continuing” in the first sentence of the first paragraph of current Section 6.02.
Section 2.6    Section 6.03 of the Base Indenture is hereby amended as follows:

(a)	The second paragraph of Section 6.03 of the Base Indenture is deleted in its entirety.

(b)	The phrase “or an Event of Default” is inserted before the phrase “occurs and is continuing” in the penultimate paragraph of Section 6.03 of the Base Indenture.
Section 2.7    Section 6.07 of the Base Indenture is hereby amended by inserting the phrase “Event of Default or” before each occurrence of the word “Default.”
Section 2.8    Section 6.11 of the Base Indenture is hereby amended by inserting the phrase “Event of Default or” before each occurrence of the word “Default.”
Section 2.9     Section 7.02 of the Base Indenture is hereby amended as follows:

(a)	The word “and” at the end of current Section 7.02(f) of the Base Indenture is deleted.

(b)	The following paragraphs are inserted as new Sections 7.02(g), (h), (i) and (j):

“(g) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the

Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or has received written notice of any event which is in fact such a Default or an Event of Default at the Corporate Trust Office of the Trustee, and, if such notice is delivered by the Company, such notice references the Securities and this Indenture;

(i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(j)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers of the Company authorized at such time to take specified actions pursuant to this Indenture; and”

(c)	The current Section 7.02(g) of the Base Indenture is renumbered to Section 7.02(k) and otherwise is not modified by this Fourth Supplemental Indenture.
Section 2.10    Section 7.08 of the Base Indenture is hereby amended by deleting such Section 7.08 in its entirety and replacing it with the following:
“The Trustee shall comply with Section 310(b) of the Trust Indenture Act of 1939. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture. To the extent permitted by the Trust Indenture Act of 1939, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or a trustee under any other indenture, a paying agent under any paying agency agreement, a fiscal agent under any fiscal agency agreement or a warrant agent under any warrant agreement, of the Company or any of its affiliates. For the purpose of determining whether a conflict of interest exists within the meaning of the Trust Indenture Act of 1939, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or a Default.”
Section 2.11    The first sentence of Section 7.14 of the Base Indenture is hereby amended by deleting such sentence of Section 7.14 in its entirety and replacing it with the following:
“If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the securityholders of such series notice of such default as and to the extent provided in the Trust Indenture Act of 1939; provided, however, that in the case of any default of the character specified in clause

(c) of Section 6.03, no such notice to the securityholders shall be given until at least 30 days after the occurrence thereof.”
Section 2.12    Section 10.01(b) of the Base Indenture is hereby amended by inserting the phrase “or an Event of Default” after the phrase “a Default.”
Section 2.13     Section 11.01 of the Base Indenture is hereby amended by deleting such Section 11.01 in its entirety and replacing it with the following:
“The Company covenants that it will not merge into or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, other than a sale or conveyance of all or substantially all of its assets to one or more Subsidiaries, unless (1) either the Company shall be the continuing corporation, or the successor Person (if other than the Company) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person, and (2) the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition."
Section 2.14    Section 11.02 of the Base Indenture is hereby amended by replacing each reference therein to “successor corporation” with “successor Person.”

Section 2.15    Section 15.03 of the Base Indenture is hereby amended by inserting the following as a new paragraph after the end of current Section 15.03 of the Base Indenture:

“The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to it (“Electronic Methods”) from a person purporting to be, and whom the Trustee, acting reasonably, believes in good faith to be, the authorized representative of the Company as sufficient instructions and authority of the Company for the Trustee to act and shall have no duty to confirm that person is so authorized, other than, with respect to the Company, to verify that any signature is the signature of a person authorized to give instructions and directions on behalf of the Company using the information provided by the Company in an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons. The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions, except in the case of its negligence, bad faith or willful misconduct, until such time as the Trustee receives any subsequent instruction or direction that supersedes such earlier instructions or directions. The Company assumes all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, other than those risks arising out of negligence, bad faith or willful misconduct of the Trustee.”

Section 2.16    The Base Indenture is hereby amended by inserting the following new Sections 15.11, 15.12 and 15.13 after current Section 15.10 of the Base Indenture:

“SECTION 15.11. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 15.12. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, the occurrence of strikes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and statewide or countrywide interruptions or losses of utilities or communications services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under those circumstances.

SECTION 15.13. Foreign Account Tax Compliance Act (FATCA).

The Trustee shall be entitled to deduct FATCA Withholding Tax (as hereinafter defined), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Company and the Trustee agrees to cooperate and to provide the other with such reasonably requested information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to any tax, assessment or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement or agreement thereunder, official interpretation thereof or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time (“FATCA Withholding Tax”).”

ARTICLE III
MISCELLANEOUS
Section 3.1    Effectiveness and Applicability.
This Fourth Supplemental Indenture will become effective upon its execution and delivery. The amendments to the Indenture set forth herein shall apply to all Securities issued on or after the date of this Fourth Supplemental Indenture. The amendments to the Indenture set forth herein shall not apply to any Securities issued prior to the date of this Fourth Supplemental Indenture, and the rights of the holders of any Securities issued prior to the date of this Fourth Supplemental Indenture shall not be modified hereby
Section 3.2    Successors and Assigns.
All covenants and agreements in the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.
Section 3.3    Further Assurances.
The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this Fourth Supplemental Indenture.
Section 3.4    Certain Duties and Responsibilities of the Trustee; Effect of Recitals.

(a)
In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

(b)
The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

Section 3.5    Ratification of Indenture. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 3.6     Governing Law. This Fourth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
Section 3.7    Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

BANK OF AMERICA CORPORATION

By:        /s/ Angela C. Jones
Name:     Angela C. Jones
Title:     Managing Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:        /s/ Valere Boyd
Name:    Valere Boyd
Title:        Vice President